AMENDMENT NO. 28

TO

SECOND AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of May 24, 2019, amends the Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to add Invesco Oppenheimer Capital Income Fund, Invesco Oppenheimer Developing Markets Fund, Invesco Oppenheimer Discovery Mid Cap Growth Fund, Invesco Oppenheimer Emerging Markets Innovators Fund, Invesco Oppenheimer Emerging Markets Local Debt Fund, Invesco Oppenheimer Fundamental Alternatives Fund, Invesco Oppenheimer Global Allocation Fund, Invesco Oppenheimer Global Multi-Asset Income Fund, Invesco Oppenheimer Global Strategic Income Fund, Invesco Oppenheimer Global Unconstrained Bond Fund, Invesco Oppenheimer International Bond Fund, Invesco Oppenheimer Macquarie Global Infrastructure Fund, Invesco Oppenheimer Preferred Securities and Income Fund, Invesco Oppenheimer SteelPath MLP Alpha Fund, Invesco Oppenheimer SteelPath MLP Alpha Plus Fund, Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund, Invesco Oppenheimer SteelPath MLP Income Fund, Invesco Oppenheimer SteelPath MLP Select 40 Fund, Invesco Oppenheimer SteelPath Panoramic Fund and Invesco Oppenheimer Total Return Bond Fund;

NOW, THEREFORE, the parties agree as follows;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

TO

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Portfolios	Effective Date of Agreement
Invesco All Cap Market Neutral Fund	December 16, 2013

Invesco Balanced-Risk Allocation Fund	May 29, 2009

Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010

Invesco Greater China Fund	July 1, 2006

Invesco Developing Markets Fund	July 1, 2006

Invesco Emerging Markets Flexible Bond Fund	June 14, 2010

Invesco Emerging Markets Select Equity Fund	May 31, 2011

Invesco Endeavor Fund	July 1, 2006

Invesco Health Care Fund	July 1, 2006

Invesco Global Infrastructure Fund	April 22, 2014

Invesco Global Market Neutral Fund	December 16, 2013

Invesco Global Targeted Returns Fund	December 16, 2013

Invesco Long/Short Equity Fund	December 16, 2013

Invesco Low Volatility Emerging Markets Fund	December 16, 2013

Invesco Macro Allocation Strategy Fund	September 25, 2012

Invesco MLP Fund	April 22, 2014

Invesco Multi-Asset Income Fund	December 14, 2011

Invesco Oppenheimer Capital Income Fund	May 24, 2019

Invesco Oppenheimer Developing Markets Fund	May 24, 2019

Invesco Oppenheimer Discovery Mid Cap Growth Fund	May 24, 2019

Invesco Oppenheimer Emerging Markets Innovators Fund	May 24, 2019

Invesco Oppenheimer Emerging Markets Local Debt Fund	May 24, 2019

Invesco Oppenheimer Fundamental Alternatives Fund	May 24, 2019

Invesco Oppenheimer Global Allocation Fund	May 24, 2019

Invesco Oppenheimer Global Multi-Asset Income Fund	May 24, 2019

Invesco Oppenheimer Global Strategic Income Fund	May 24, 2019

Invesco Oppenheimer Global Unconstrained Bond Fund	May 24, 2019

Invesco Oppenheimer International Bond Fund	May 24, 2019

Invesco Oppenheimer Macquarie Global Infrastructure Fund	May 24, 2019

Invesco Oppenheimer Preferred Securities and Income Fund	May 24, 2019

Invesco Oppenheimer SteelPath MLP Alpha Fund	May 24, 2019

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund	May 24, 2019

Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund	May 24, 2019

Invesco Oppenheimer SteelPath MLP Income Fund	May 24, 2019

Invesco Oppenheimer SteelPath MLP Select 40 Fund	May 24, 2019

Invesco Oppenheimer SteelPath Panoramic Fund	May 24, 2019

Invesco Oppenheimer Total Return Bond Fund	May 24, 2019

Invesco Pacific Growth Fund	February 12, 2010

Invesco Select Companies Fund	July 1, 2006

Invesco U.S. Managed Volatility Fund	December 18, 2017

Invesco World Bond Fund	July 1, 2006

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*

The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month not to exceed 0.0140% through June 30, 2019.

**	Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter A. Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Attest:	/s/ Peter A. Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President